EXECUTION COPY

(Operation Number 36673)

# PUT OPTION AGREEMENT

between

**CASPIAN SERVICES INC.**

and

**EUROPEAN BANK**

**FOR RECONSTRUCTION AND DEVELOPMENT**

Dated 6 August 2008

---

LONDON - 108047.08

# TABLE OF CONTENTS

# PUT OPTION AGREEMENT

**PUT OPTION AGREEMENT**, (this "**Agreement**") dated 6 August 2008 between **CASPIAN SERVICES INC**, a corporation organised and existing under the laws of the State of Nevada in the United States of America and having its Principle Executive Offices at 257 East 200 South, Suite 340, Salt Lake City, Utah, 84101, United States of America (the "**Sponsor**"), and **EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT**, an international organisation formed by treaty ("**EBRD**").

**WHEREAS:**

(A) Balykshy L.L.P., a limited liability partnership organised and existing under the laws of the Republic of Kazakhstan (the "**Company**") has a charter capital of KZT 400,000. The charter capital of the Company is held in its entirety (being one hundred per cent. (100%)) by one participant (the "**Charter Capital**"), Caspian Real Estate Ltd, a limited liability company organised and existing under the laws of the British Virgin Islands, and wholly owned by the Sponsor.

(B) By an Investment Agreement dated 28 June 2007 (the "**Investment Agreement**") between the Company and EBRD, EBRD has agreed to acquire a twenty two per cent. (22%) participation interest in the Charter Capital of the Company (the "**EBRD Interest**"), for an investment of a total contribution to the Charter Capital not exceeding the Tenge equivalent of USD 10,000,000.

(C) This Agreement sets out, *inter alia,* the terms on which EBRD may require the Sponsor to purchase the EBRD Interest.

(D) It is a condition to EBRD contributing to the Company's charter capital and acquiring a participation interest under the Investment Agreement that the Sponsor enters into this Agreement.

(E) The Sponsor has been provided with, and hereby acknowledges receipt of, a copy of the Investment Agreement.

**NOW, THEREFORE**, the parties hereto hereby agree as follows:

## ARTICLE I – DEFINITIONS AND INTERPRETATION

### Section 1.01. Definitions

Wherever used in this Agreement (including the Recitals, Exhibits and Schedules), unless otherwise defined herein, or unless the context shall otherwise require, terms defined in the Investment Agreement shall have the same meaning herein, and the following terms shall have the following meanings:

| | |
|---|---|
| **"Accelerated Put Event"** | means any one of the events or occurrences specified in Section 3.03. |
| **"Accelerated Put Option"** | has the meaning ascribed thereto in Section 3.01. |
| **"Accelerated Put Period"** | means the period commencing on the date of occurrence of an Accelerated Put Event and ending on the date when EBRD ceases to hold any Interest in the Company. |
| **"Accelerated Put Price"** | means the price to be paid by the Sponsor for the EBRD Interest as determined in accordance with Section 3.02. |
| **"Affiliate"** | means, with respect to any person, any other person, directly or indirectly, controlling, controlled by, or under common control with, such person. |
| **"Authorisation"** | any consent, registration, filing, agreement, notarisation, certificate, license, approval, permit, authority or exemption from, by or with any Governmental Authority, whether given or withheld by express action or deemed given or withheld by failure to act within any specified time period and all corporate, creditors' and shareholders' approvals or consents. |
| **"Business Day"** | means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for the transaction of business in London, England and Almaty, Republic of Kazakhstan, and on which commercial banks and foreign exchange markets settle payments in Dollars in New York, United States of |

America.

**"Business Plan"** shall have the meaning set forth in the Loan Agreement.

**"Contribution"** means the completion of any contribution for the EBRD Interest as set out in the Investment Agreement.

**"Contribution Date"** means the date of acquisition by EBRD of the EBRD Interest to be acquired in accordance with the Investment Agreement.

**"Contribution Price"** means the amount of the Payment Currency at any time or from time to time disbursed by EBRD (and if disbursed in any other currency, the amount of the Payment Currency obtained by notional conversion of such other currency amount into the Payment Currency at the effective rate of exchange for buying such currency on the date of such disbursement, as reasonably determined by EBRD) for the purpose of acquiring the EBRD Interest, and of paying any taxes, fees or other charges in connection with the acquisition of the EBRD Interest, which initial amount shall be USD10,000,000.

**"Debt"** means, with respect to any person, all obligations of such person, whether incurred as principal or surety and whether present, future, actual or contingent, for the payment or repayment of money, including, without limitation:

(a) any amounts payable by such person under leases or similar arrangements over their respective periods;

(b) any credit to such person from a supplier of goods or under any instalment purchase or other similar arrangement; and

(c) any liabilities and obligations of third parties to the extent that they are guaranteed by such person or such person has otherwise assumed or become liable for the payment of such liabilities or obligations or to the extent that they are secured by any lien upon property owned by such person whether or not such person has assumed or become liable for the payment of such liabilities or obligations.

**"Default Interest Period"** means, with respect to any amount overdue under this Agreement, a period commencing on the day on which such payment becomes due or, as the case may be, on the last day of the previous Default Interest Period with respect to such overdue amount, and ending on a Business Day selected by EBRD.

**"Delivery Date"** means the date on which a Put Notice is delivered by one party to this Agreement to the other party to this Agreement.

**"Dollar"**, **"$"** or **"USD"** means the lawful currency of the United States of America.

**"EBRD Interest"** means the participation interest in the Charter Capital of the Company, which, between the date of this Agreement and the Settlement Date, as the case may be, shall have been:

(a) acquired by EBRD pursuant to the Investment Agreement; or

(b) otherwise acquired by EBRD.

**"Exit Put Option"** has the meaning ascribed to it in Section 2.01.

**"Exit Put Period"** means the period commencing on the date which is the sixth anniversary of the signing of the Investment Agreement and ending on the date which is the tenth anniversary of the signing of the Investment Agreement.

**"Exit Put Price"** means the price to be paid by the Sponsor to EBRD for the EBRD Interest as determined in accordance with Section 2.02.

**"Fair Market Value"** has the meaning ascribed to it in Section 2.02(c).

**"Fair Market Value Report"** means the report determining the Exit Put Price prepared by the Third Party Expert pursuant to Section 2.02 hereof.

**"Financial Debt"** means, with respect to any person, any Debt of such person for or in respect of:

(a) moneys borrowed;

(b) any amount raised by acceptance under any acceptance credit facility;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d) the amount of any liability in respect of any lease or hire purchase contract which would in accordance with Generally Accepted Accounting Principles be treated as a finance or capital lease;

(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of borrowing;

(g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account); and

(h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution.

**"Financial Statements"** means the financial statements (including balance sheet, income statement and statement of changes in financial position, and notes thereon) of the Company prepared in accordance with Generally Accepted Accounting Principles.

**"Financial Year"** means the period commencing each year on 1 October and ending on the following 30 September, or such other period as the Company may, with EBRD's consent, from time to time designate as the accounting year of the Company.

**"Financing Agreements"** means this Agreement; the Investment Agreement; the Shareholders' Agreement; the Foundation Agreement; the Escrow Account Agreement; the Loan Agreement, the Completion Guarantee, the Share Retention Deed, the Subordination Deed, the Security Documents, any other agreements entered into in connection with this Agreement or the other Financing Agreements or the Project and entered into between or among (i) the Company and/or the Sponsor and/or Caspian Real Estate Limited and/or any other party and (ii) EBRD; and notices, certificates and applications issued by the Company, the Sponsor, Caspian Real Estate Limited or any other party to EBRD in connection with any of the foregoing.

**"Generally Accepted Accounting Principles"** means accounting principles generally accepted in the United States of America and consistently applied.

**"Governmental Authority"** means the government of any country, or of any political subdivision thereof, whether state, regional or local, and any agency, authority, branch, department, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or any subdivision thereof (including any supra-national bodies), and all officials, agents and representatives of each of the foregoing.

**"Loan Agreement"** means the Loan Agreement between EBRD and the Company dated as of 21 December 2006.

**"Payment Currency"** means USD or such other currency as may be agreed by the parties.

**"Potential Accelerated Put Event"** means any event or occurrence which, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would become an Accelerated Put Event.

**"Project Agreements"** shall have the meaning set forth in the Loan Agreement.

**"Put Notice"** means a notice delivered by EBRD to the Sponsor pursuant to the provisions of Section 2.01 or Section 3.01, which shall set forth as a minimum:

(a) the percentage of the EBRD Interest to be sold by EBRD and purchased by the Sponsor; and

(b) the Settlement Date.

**"Put Price"** means the Accelerated Put Price or the Exit Put Price, as the case may be.

**"Settlement Date"** means (i) the date specified in the relevant Put Notice for paying for and transferring the EBRD Interest then sold, which shall be no less than 15 consecutive days

nor more than 60 consecutive days after delivery of such Put Notice, as the case may be; and provided however, that if prior governmental consents or waivers from governmental bodies or securities exchange authorities are required under the laws of the Republic of Kazakhstan to effect the sale contemplated in the relevant Put Notice, then the Settlement Date shall be no less than 15 days nor more than 30 days after such consents or waivers from governmental bodies or securities exchange authorities have been granted; or (ii) such other date as may be agreed between the parties.

"**Shareholders Agreement**" means that the Shareholders Agreement, dated on or about the date hereof, between the Company, the Sponsor and Caspian Real Estate Limited.

"**Tax**" or "**Taxes**" means any tax, royalty, stamp or other duty, assessment, levy, charge, value added tax, or impost of any nature whatsoever (including any related penalty or interest) imposed under any law.

"**Tenge**" or "**KZT**" shall mean the lawful currency of the Republic of Kazakhstan.

"**Third Party Expert**" means an independent valuation expert (which may be a natural or a legal person) with expertise in financial valuation selected and appointed jointly by the Sponsor and EBRD, or in the event that no appointment has been made within thirty (30) days after the date of a Put Notice, an independent valuation expert appointed by the Royal Institution of Chartered Surveyors in London upon application by either party.

"**Withholdings**" has the meaning ascribed to it in Section 6.04(b).

**Section 1.02. Interpretation**

(a) In this Agreement, unless the context otherwise requires, words denoting the singular include the plural and vice versa.

(b) In this Agreement, a reference to a specified Article, Section, Schedule or

Exhibit shall be construed as a reference to that specified Article or Section of, or Schedule or Exhibit to, this Agreement.

(c) In this Agreement, a reference (i) to an amendment or to an agreement being amended includes a supplement, variation, assignment, novation, restatement or re-enactment, and (ii) to an agreement shall be construed as a reference to such agreement as it may be amended from time to time.

(d) In this Agreement, the headings and the Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) In this Agreement, "**control**" (including, with correlative meanings, the terms "**controlled by**" and "**under common control with**"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting shares, by contract or otherwise.

(f) In this Agreement, a reference to a document being "**in the Agreed Form**" means that the form of such document has been agreed by the parties hereto and that a copy thereof has been initialled for the purpose of identification by EBRD and the Sponsor.

(g) In this Agreement, any reference to "**law**" means any law (including, any common or customary law) and any treaty, constitution, statute, legislation, decree, normative act, rule, regulation, judgement, order, writ, injunction, determination, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which has the force of law or the compliance with which is in accordance with general practice in such jurisdiction.

(h) In this Agreement, any reference to a provision of law, is a reference to that provision as from time to time amended or re-enacted.

(i) In this Agreement, a reference to a "**person**" includes any person, natural or juridical entity, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing and references to a "**person**" include its successors in title, permitted transferees and permitted assigns.

(j) In this Agreement, "**including**" and "**include**" shall be deemed to be followed by "**without limitation**" where not so followed.

## ARTICLE II - EXIT PUT AGREEMENT

### Section 2.01. Exit Put Option

EBRD shall have the right (the "**Exit Put Option**"), exercisable in its sole discretion, at any time during the Exit Put Period, upon delivery to the Sponsor of a Put Notice, to sell to the Sponsor all but not less than all of the EBRD Interest held by EBRD on the Settlement Date at the Exit Put Price determined as of the end of the quarter of the Financial Year immediately preceding the quarter of the Financial Year in which the Delivery Date occurs in accordance with Section 2.02 and the Sponsor hereby agrees to purchase and pay for such EBRD Interest in accordance with the provisions of this Agreement. For the avoidance of doubt, EBRD shall be entitled to any distribution of profits to participants declared, but not yet received by EBRD, on or with respect to the EBRD Interest sold under this Section.

### Section 2.02. Exit Put Price

(a) The Exit Put Price for the EBRD Interest shall be determined on the basis of a fair market valuation of the Company taking into account the fees and expenses of the Third Party Expert (if any) paid by the Company and shall be mutually agreed by the parties. Notwithstanding the foregoing, if the Exit Put Price together with any dividend received by EBRD generates an annual internal rate of return for EBRD in excess of 30% per annum (the "**Exit Put Price Excess**"), the Exit Put Price shall be reduced by an amount representing half of the Exit Put Price Excess.

(b) The Exit Put Price will be determined by the parties within thirty (30) days of the date of the Put Notice.

(c) In the event that the Sponsor and EBRD are unable to agree on the Exit Put Price within thirty (30) days or such other period as the parties may agree, the parties agree to appoint a Third Party Expert to determine the Exit Put Price. The Third Party Expert shall determine the Exit Put Price on the basis of a fair market valuation of the Company (the "**Fair Market Value**") to be determined on the following basis:

(i) The Fair Market Value of the Company shall be determined on the following basis:

(1) valuing the business as a going concern, i.e. valuing the net assets of the Company including goodwill and all other intangible assets and valuing

100% of the Company assuming an arm's length sale between a willing seller and a willing buyer;

(2) including provisions and adjustments for bad and doubtful debts and including any allowance or provision for deferred taxation (results of valuation where allowances or provisions for deferred taxation are excluded from the valuation, should be also separately presented by the Third Party Expert to the Sponsor and EBRD but, for avoidance of doubt, such a valuation will not constitute Fair Market Value);

(3) if any difficulty arises in applying any of these assumptions or bases then the Third Party Expert shall resolve that difficulty in such manner as it shall in its absolute discretion think fit.

(ii) The Third Party Expert shall determine the Exit Put Price within thirty (30) days of appointment and the determination of the Third Party Expert shall be final and binding on the parties in the absence of manifest error or clerical error or fraud. In making its determination, the Third Party Expert shall give due consideration to the following factors:

(i) the Company's financial performance over the preceding five (5) Financial Years (if applicable);

(ii) the price paid in merger and acquisition transactions in respect to comparable companies in the same or comparable industries in comparable countries;

(iii) the trading multiples of the shares of comparable companies which are then traded on the local stock exchange in the country of operation of the Company or other relevant stock exchanges;

(iv) the analysis of the state of the relevant industry sector in the country of operation of the Company and its expected future development; and

(v) recent or expected legislative and regulatory developments which would bear on the market value of the Company.

(d) The Third Party Expert shall:

(1) act as an expert and not as an arbitrator and its determination shall be final and binding on the Sponsor and the Bank (in the absence of fraud or manifest error);

(2) be granted full access to all accounting records or other relevant documents of the Company and subsidiaries, as well as five year financial projections prepared by the Company (if available) or otherwise the

Company shall provide full co-operation to the Third Party Expert as required in preparing such projections; and

(3) deliver the Fair Market Value Report to the Sponsor and the Bank at the same time.

(e) The fees and expenses of the Third Party Expert shall be paid by the Company.

**Section 2.03. Change of Control**

In the event of a change of control of the Sponsor, the Sponsor shall give the Bank at least 90 days prior written notice of such change of Control and the Bank will have the right, but not the obligation, by giving written notice thereof to the Sponsor within 45 days of the Sponsor's notice, to require the Sponsor to purchase the EBRD Interest at a price to be mutually agreed (or if no price can be agreed, the Sponsor and the Bank shall appoint an independent Third Party Expert to determine the Fair Market Value of the EBRD Interest, which shall constitute the price), such purchase to take place in any event prior to the change of control.

## ARTICLE III – ACCELERATED PUT OPTION

**Section 3.01. Accelerated Put Option**

EBRD shall have the right (the "**Accelerated Put Option**"), exercisable in its sole discretion, at any time during any Accelerated Put Period, upon delivery to the Sponsor of a Put Notice, to sell to the Sponsor all but not less than all of the EBRD Interest held by EBRD on the Settlement Date at the Accelerated Put Price determined as of the end of the quarter of the Financial Year immediately preceding the quarter of the Financial Year in which the Delivery Date occurs in accordance with Section 3.02 and the Sponsor hereby agrees to purchase and pay for such EBRD Interest in accordance with the provisions of this Agreement. For the avoidance of doubt, EBRD shall be entitled to any distribution of profits to participants declared, but not yet received by EBRD, on or with respect to the EBRD Interest sold under this Section.

**Section 3.02. Accelerated Put Price**

The Accelerated Put Price will be determined by EBRD within 60 days of the date of the Put Notice and shall be a price guaranteeing an internal rate of return of 20% per annum on the Contribution Price, taking into account any dividend or other distributions received by EBRD.

**Section 3.03. Accelerated Put Events**

Each of the following events and occurrences shall constitute an Accelerated Put Event under this Agreement:

(a) **Financial Debt.** Any Financial Debt of the Company in excess of USD1,000,000 (or the equivalent thereof in other currencies at the then current rate of exchange) is not paid when due; or a default of any nature occurs under any agreement pursuant to which there is outstanding any such Financial Debt and such default continues beyond any applicable period of grace; or any such Financial Debt becomes prematurely due and payable or is placed on demand.

(b) **Covenants.** Any party (other than EBRD) fails to perform in a timely manner any of its obligations under any Financing Agreement or any other agreement between the Sponsor and/or the Company and EBRD and, if capable of remedy, such failure to perform has continued for a period of 30 days after notice thereof has been given to the Sponsor and/or the Company by EBRD.

(c) **Insolvency.** Any decree or order by a court entered against the Sponsor adjudging the Sponsor bankrupt or insolvent or ordering the winding up or liquidation of its affairs; a petition filed seeking reorganisation, administration, arrangement, adjustment, composition or liquidation of or in respect of the Sponsor under any applicable law; a receiver, administrator, liquidator, assignee, trustee, sequestrator, secured creditor or other similar official appointed over or in respect of the Sponsor or any substantial part of its property or assets; the Sponsor instituting proceedings to be adjudicated bankrupt or insolvent, or consenting to the institution of bankruptcy or insolvency proceedings against it, or filing a petition or answer or consent seeking reorganisation, administration, relief or liquidation under any applicable law, or consenting to the filing of any such petition or to the appointment of a receiver, administrator, liquidator, assignee, trustee, sequestrator, secured creditor or other similar official of the Sponsor or of any substantial part of its property, or making an assignment for the benefit of creditors, or admitting in writing its inability to pay its debts generally as they become due; or any other event occurring which under any applicable law would have an effect analogous to any of the events listed in this Section.

(d) **Representations.** Any representation or warranty made or confirmed by the Sponsor, the Company or any other party (other than EBRD) in any Financing Agreement or any document related thereto or in implementation thereof was false or misleading in any material respect when made or confirmed.

The Sponsor hereby agrees that it will give immediate notice to EBRD of the occurrence of any Accelerated Put Event or Potential Accelerated Put Event.

## ARTICLE IV – TRANSFER ON EXERCISE OF PUT OPTION

### Section 4.01 Transfer

The Sponsor shall, on the relevant Settlement Date, purchase the EBRD Interest as set forth in the relevant Put Notice and pay the appropriate Exit Put Price or Accelerated Put Price in the Payment Currency in immediately available funds by wire transfer to EBRD or as EBRD may direct, against delivery by EBRD of duly executed documentation required to effect the transfer of the EBRD Interest then sold, free and clear of liens, charges and encumbrances.

### Section 4.02 Indemnity

(a) The Sponsor irrevocably and unconditionally indemnifies EBRD immediately on demand against any cost, loss or liability which EBRD suffers directly or indirectly if:

(1) any obligation of the Sponsor (or its Affiliate) under or in connection with this Agreement is or becomes unenforceable, invalid, illegal or frustrated; or

(2) any transfer of the EBRD Interest cannot be effected in accordance with this Agreement because of the dissolution of the Company, the lack of any requisite consent from any person other than EBRD or for any other reason not solely attributable to EBRD;

(3) EBRD has never become the legal owner of the EBRD Interest.

(b) The amount of the cost, loss or liability referred to in Section 4.02 (a) shall be equal to the Exit Put Price or Accelerated Put Price as the case may be, together with any other amounts payable under the terms of the Agreement.

(c) Upon receipt of payment in full under this Section 4.02, EBRD shall take such steps as are legally possible and reasonably necessary to release its interest in the EBRD Interest to the Sponsor and to enable the Sponsor to enjoy the benefits of its beneficial ownership of the EBRD Interest so purchased.

## ARTICLE V – REPRESENTATIONS AND WARRANTIES

### Section 5.01 Representations and Warranties

The Sponsor represents and warrants as follows:

(a) **Incorporation.** The Sponsor is a corporation, duly organised, validly existing, and, if applicable, in good standing under the laws of the State of Nevada in the United States of America and registered, to the extent required in accordance with applicable law, with all relevant registration bodies in any jurisdiction in which it carries on business or owns assets.

(b) **Corporate Power.** The Sponsor has the corporate power to enter into, and perform its obligations under, this Agreement and the other Financing Agreements and Project Agreements to which it is a party.

(c) **Due Authorisation; Enforceability; No Conflict.** The Financing Agreements and Project Agreements to which the Sponsor is a party have been duly authorised by the Borrower. This Agreement has been duly executed by the Sponsor and subject to the reservations and qualifications set out in the legal opinions of the legal counsel to EBRD and provided under Article IV of the Investment Agreement this Agreement constitutes, and the other Financing Agreements and Project Agreements to which the Sponsor is a party, when executed and delivered, will constitute, valid and legally binding obligations of the Sponsor, enforceable in accordance with their respective terms. The making of the Financing Agreements and Project Agreements and the compliance with the terms thereof will not result in violation of the Sponsor's Charter or any provision contained in any law applicable to the Sponsor.

(d) **Governmental Authorisations.** No Authorisations from any Governmental Authority are required for the due execution, delivery or performance by the Sponsor of this Agreement, or the validity or enforceability thereof.

(e) **Taxes.** There is no Tax of any Governmental Authority of the Republic of Kazakhstan or the United States of America to be imposed on or by virtue of the execution, delivery or performance of this Agreement or necessary to ensure the legality, validity, enforceability or admissibility in evidence thereof in the Republic of Kazakhstan or the United States of America .

(f) **Financial Statements.** The consolidated balance sheet of the Sponsor and its Subsidiaries as at 31 October 2006 and the related consolidated income statements and statements of changes in financial position (or cash flow statements) of the Sponsor and its Subsidiaries for the Financial Year ending on that date, and the notes thereon, certified by the auditors of the Sponsor, present a true and fair view of the consolidated financial condition of the Sponsor and its Subsidiaries as of the date of such balance sheets and for the period covered by such income statements and

statements of changes in financial position (or cash flow statements) and were prepared in accordance with Generally Accepted Accounting Principles consistently applied. Neither the Sponsor nor its Subsidiaries had, as of the date of such balance sheets, any material contingent obligations, liabilities for taxes or unusual forward or long term commitments not disclosed by, or reserved against in, such balance sheets or the notes thereto. Since the date of such balance sheets, neither the Sponsor or its Subsidiaries has suffered any event which might have a material adverse effect, incurred any substantial or unusual loss or liability or undertaken, or agreed to undertake any substantial or unusual obligation except under the Financing Agreements or Project Agreements.

**Section 5.02 Acknowledgement**

The Sponsor acknowledges that it has made the representations and warranties contained in Section 5.01 with the intention of inducing EBRD to enter into this Agreement and that EBRD has entered into this Agreement on the basis of, and in full reliance on, each of such representations and warranties. The Sponsor warrants that it has no knowledge of any additional facts or matters the omission of which makes any of such representations and warranties misleading or which would or might reasonably be expected to affect the judgement of a prospective lender regarding lending to the Sponsor.

## ARTICLE VI – MISCELLANEOUS

**Section 6.01. Term of Agreement**

This Agreement shall continue in force until the date that the respective obligations of the parties to purchase or to sell the EBRD Interest hereunder has terminated in accordance with the terms hereof or, if later, until all moneys payable hereunder have been fully paid in accordance with the provisions hereof; provided that the indemnities and warranties of the Sponsor and the provisions of Section 6.11, Section 6.12 and Section 6.13 shall survive termination of this Agreement.

**Section 6.02. Currency Indemnity**

In the event that the Sponsor pays the Put Price in a currency other than the Payment Currency or in a place other than the place specified by EBRD, the Sponsor shall:

(1) indemnify EBRD for any losses resulting from a payment being received under this Agreement in such currency or in a place other than the place

specified by EBRD; and

(2) pay such additional amount as is necessary to enable EBRD to receive, after conversion to the Payment Currency at a market rate and transfer to such place, the full amount due to EBRD hereunder in the Payment Currency and at the place specified by EBRD.

For the avoidance of doubt, all of the Put Price shall be paid in the same currency.

**Section 6.03. Sponsor's Default**

(a) Without prejudice to any other remedies available to EBRD under this Agreement, by applicable law or otherwise, in the event that, after EBRD shall have delivered a Put Notice to the Sponsor, the Sponsor shall fail to purchase and pay for all of the EBRD Interest as specified in such Put Notice as provided in this Agreement, EBRD shall be discharged from any obligations to transfer such unpurchased and unpaid EBRD Interest to the Sponsor and EBRD shall be free to transfer any such unpurchased and unpaid EBRD Interest (at the expense of the Sponsor) to any person or person willing to purchase such unpurchased and unpaid EBRD Interest, without affecting any rights EBRD may have against the Sponsor for the failure to purchase or pay for the EBRD Interest specified in that Put Notice. The Sponsor shall be required to compensate EBRD to the extent that any payment received by EBRD from a purchaser or purchasers in respect of the EBRD Interest is less than that set out in the relevant Put Notice. EBRD shall not be required to pay to the Sponsor any amount paid to EBRD by any purchaser or purchasers as a result of the sale of the EBRD Interest under this Section.

(b) Without prejudice to any other remedies available to EBRD under this Agreement (including Section 6.04(a)), by applicable law or otherwise, if the Sponsor shall fail to make any payment on or before its due date as provided in this Agreement, the overdue amount shall bear interest at a rate equal to the sum of:

(1) 2.0% per annum; plus

(2) the interest rate per annum offered in the London interbank market on the date two Business Days prior to the first day of the relevant Default Interest Period (or at EBRD's option, on the first day of such Default Interest Period) for a deposit in the Payment Currency of an amount comparable to the overdue amount for a period equal to the relevant Default Interest Period or, if EBRD determines that deposits in the Payment Currency are not being offered in the London interbank market in such amounts or for such period, the cost to EBRD (expressed as a rate per annum) of funding the overdue amount from whatever sources it selects.

(c) Default interest shall:

(1) accrue from day to day from the due date to the date of actual payment, after as well as before judgment, if any;

(2) be calculated on the basis of the actual number of days elapsed and a 360-day year;

(3) be compounded at the end of each Default Interest Period; and

(4) be due and payable forthwith upon demand.

Each determination by EBRD of the interest rates applicable to overdue amounts and of Default Interest Periods shall be final, conclusive and binding upon the Sponsor unless shown by the Sponsor to the satisfaction of EBRD that any such determination has involved clerical error.

**Section 6.04. Taxes**

(a) Except for the Taxes (if any) imposed upon the gain (if any) realised by EBRD in relation to any sale of the EBRD Interest pursuant to this Agreement, which shall be payable by EBRD, the Sponsor shall pay all Taxes, payable on or in connection with, the execution, issue, delivery, registration or notarisation of this Agreement or the sale, transfer or delivery of any of the EBRD Interest to the Sponsor, and any documents related thereto; and shall reimburse EBRD for any such Taxes, paid by EBRD thereon.

(b) All sums payable by the Sponsor under this Agreement shall be paid free and clear of any deductions, withholdings, set-offs or counterclaims (together, the "Withholdings"), save only as may be required by law. If any Withholdings are required by law, the Sponsor shall be obliged to pay such sum to EBRD as will after such Withholding has been made leave EBRD with the same amount as EBRD would have been entitled to receive in the absence of a requirement to make a Withholding.

**Section 6.05. Cooperation**

The Sponsor shall use its best efforts to abstain from any action, if the object or effect of such action were to restrict or prevent the sale, transfer or disposition of any of the EBRD Interest by EBRD; and, if needed, the Sponsor and EBRD shall fully co-operate to obtain the consents and waivers required to effect any such sale, transfer or disposition of any of the EBRD Interest by EBRD.

**Section 6.06. Notices**

Any notice, request, application or communication required to be given or made under this Agreement shall be in writing. Except as otherwise provided in this Agreement, such notice, request, application or communication shall be deemed to have been duly given or made when it is delivered by hand, airmail or facsimile transmission to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party designates by notice to the party giving such notice, request, application or other communication.

*For the Sponsor*:

Caspian Services Inc.
29/6 Satpaev Avenue, 9th Floor
Almaty
Republic of Kazakhstan

Attention: Laird Garrard, CEO & President
Fax: +7 (327) 250 84 79

*For EBRD*:

European Bank for Reconstruction and Development
One Exchange Square
London EC2A 2JN
United Kingdom

Attention: Operation Administration Unit
Fax: +44 20 7338-6100

**Section 6.07. Registration**

(a) If required by applicable law, the Sponsor shall register this Agreement with the tax and other authorities in the United States of America and/or the Republic of Kazakhstan and shall promptly deliver evidence of any such registration to EBRD.

(b) If any Authorisations of any kind shall be required under applicable law for the performance of the Sponsor's obligations hereunder, the Sponsor shall diligently and promptly take all actions necessary to obtain such Authorisations.

**Section 6.08. English Language**

All documents to be furnished or communications to be given or made under

this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by a duly authorised representative of the Sponsor, which translation shall be the governing version between the parties hereto.

**Section 6.09. Rights, Remedies and Waivers**

(a) The rights and remedies of EBRD in relation to any misrepresentations or breach of warranty on the part of the Sponsor shall not be prejudiced by any investigation by or on behalf of EBRD into the affairs of the Sponsor or the Company, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of EBRD in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

(b) No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to EBRD upon any default under this Agreement or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No action of EBRD in respect of any such default, or acquiescence by it therein, shall affect or impair any right, power or remedy of EBRD in respect of any other default.

(c) The rights and remedies provided in this Agreement and the other Financing Agreements are cumulative and not exclusive of any other rights or remedies, whether provided by applicable law or otherwise.

**Section 6.10. Entire Agreement; Amendment and Waiver**

This Agreement and the documents referred to herein constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction. Any amendment to, waiver by EBRD of any of the terms or conditions of, or consent given by EBRD under, this Agreement (including, without limitation, this Section 6.10) shall be in writing, signed by EBRD and, in the case of an amendment, by the Sponsor. The parties to this Agreement may by agreement rescind or vary this Agreement without the consent of any person that is not a party to this Agreement.

**Section 6.11. Governing Law**

This Agreement shall be governed by and construed in accordance with the laws of England, except to the extent that Kazakhstan law requires that Kazakhstan law

govern the transfer of participation interests in the Company as is contemplated under this Agreement.

**Section 6.12. Arbitration and Jurisdiction**

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. There shall be one (1) arbitrator and the appointing authority shall be LCIA. The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorised to take or provide, and the Sponsor agrees that it shall not seek from any judicial authority, any interim measures of protection or pre-award relief against EBRD, any provisions of UNCITRAL Arbitration Rules notwithstanding. The arbitral tribunal shall have authority to consider and include in any proceeding, decision or award any further dispute properly brought before it by EBRD (but no other party) insofar as such dispute arises out of any Financing Agreement, but, subject to the foregoing, no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings. In any arbitral proceeding, the certificate of EBRD as to any amount due to EBRD under any Financing Agreement shall be prima facie evidence of such amount.

(b) Notwithstanding Section 6.12(a), this Agreement and the other Financing Agreements, and any rights of EBRD arising out of or relating to this Agreement or any other Financing Agreement, may, at the option of EBRD, be enforced by EBRD in the courts of the Republic of Kazakhstan, the United States of America or in any other courts having jurisdiction. For the benefit of EBRD, the Sponsor hereby irrevocably submits to the non-exclusive jurisdiction of the courts of England with respect to any dispute, controversy or claim arising out of or relating to this Agreement or any other Financing Agreement, or the breach, termination or invalidity hereof or thereof. The Sponsor hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. The Sponsor covenants and agrees that, so long as it has any obligations under this Agreement, it shall maintain a duly appointed agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by EBRD in respect of any Financing Agreement and shall keep EBRD advised of the identity and location of such agent. Nothing herein shall affect the right of EBRD to commence legal actions or proceedings against the Sponsor in any manner authorised by the laws of any relevant jurisdiction. The commencement by EBRD of legal actions or proceedings in one or more jurisdictions shall not preclude EBRD from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not.

The Sponsor irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

**Section 6.13. Privileges and Immunities of EBRD**

Nothing in this Agreement shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of EBRD accorded under the Agreement Establishing the European Bank for Reconstruction and Development, international convention or any applicable law. Notwithstanding the foregoing, EBRD has made an express submission to arbitration under Section 6.12(a) and accordingly, and without prejudice to its other privileges and immunities (including, without limitation, the inviolability of its archives), it acknowledges that it does not have immunity from suit and legal process under Article 5(2) of Statutory Instrument 1991, No. 757 (The European Bank for Reconstruction and Development (Immunities and Privileges) Order 1991), or any similar provision under English law, in respect of the enforcement of an arbitration award duly made against it as a result of its express submission to arbitration pursuant to Section 6.12(a).

**Section 6.14. Successors and Assigns; Third Party Rights**

(a) This Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that no party hereto may assign or otherwise transfer all or any part of its rights or obligations hereunder without the prior written consent of the other party provided, however, that no such consent will be required for any transfer by EBRD if an Accelerated Put Event or a Potential Accelerated Put Event has occurred.

(b) Except as provided in Section 6.14(a), none of the terms of this Agreement are intended to be enforceable by any third party.

**Section 6.15. Financial Calculations**

All financial calculations to be made under, or for the purposes of, this Agreement shall be made in accordance with Generally Accepted Accounting Principles and, except as otherwise required to conform to the provisions of this Agreement, shall be made using the then most recently issued quarterly Financial Statements which the Company is required to furnish to EBRD from time to time under the Shareholders Agreement; provided, however, that:

(1) if the relevant quarterly Financial Statements should be in respect of the last quarter of a Financial Year then, at EBRD's option, such calculations may

instead be made from the audited Financial Statements for the relevant Financial Year; and

(2) if there should occur any material adverse change in the financial condition of the Company after the end of the period covered by the relevant Financial Statements, then such material adverse change shall also be taken into account in calculating the relevant figures.

**Section 6.16. No Partnership or Agency**

Nothing in this Agreement (or any of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the parties hereto nor save as expressly provided herein constitute any party the agent of any other for any purpose.

**Section 6.17. Continuing Agreement**

This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the Company or the Sponsor) as long as EBRD owns all or any of the EBRD Interest and until all obligations to be performed and all moneys to be payable under this Agreement shall have been fully paid in accordance with the provisions of this Agreement.

**Section 6.18. Counterparts**

This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

**IN WITNESS WHEREOF**, the parties hereto, acting through their duly authorised representatives, have caused this Agreement to be signed in their respective names as of the date first above written.

**CASPIAN SERVICES INC.**

By: ______________________

Name: ~~Laird Garrard~~ JOHN BAIL[illegible]

Title: ~~CEO and President~~ CHIEF FINANCIAL OFFICER.

CASPIAN SERVICES INC

Authorised Signature

**EUROPEAN BANK**

**FOR RECONSTRUCTION AND DEVELOPMENT**

By: ______________________

Name:

Title:

**IN WITNESS WHEREOF**, the parties hereto, acting through their duly authorised representatives, have caused this Agreement to be signed in their respective names as of the date first above written.

**CASPIAN SERVICES INC.**

By: ______________________

Name: Laird Garrard

Title: CEO and President

**EUROPEAN BANK**

**FOR RECONSTRUCTION AND DEVELOPMENT**

By: ______________________

Name: Riccardo Puliti

Title: Business Group Director
Energy and Natural Resources